Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Electro-Optical Sciences, Inc.
We consent to the incorporation by reference in the Registration Statement on Form S-3 of Electro-Optical Sciences, Inc. of our report dated March 17, 2006 (March 24, 2006 as to the second paragraph of Note 15) with respect to the financial statements of Electro-Optical Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission. We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Eisner LLP
New York, New York
November 30, 2006

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